Exhibit 99.1

December 31, 2003

To the Addresses listed on Schedule I hereto.

Ladies and Gentlemen:

This Annual Statement as to Compliance is delivered to you pursuant to Section 4.10 (a) of the Sale and Servicing Agreement dated as of September 10, 2003 (the “Agreement”) and pursuant to Section 3.9 of the Indenture Agreement dated as of September 10, 2003 (the “Indenture), executed in connection with the formation of AmeriCredit Automobile Receivables Trust 2003-C-F (the “Trust”), the issuance of the Notes by the Trust and the closing of the transactions and the execution and delivery of the various documents by AmeriCredit Corp., AmeriCredit Financial Services, Inc. (the “Servicer”) and AFS Funding Trust in connection therewith.  The capitalized terms used herein shall have the same meanings as in the Agreement.

The undersigned certifies that I am the Chief Financial Officer and Treasurer of the Servicer.  I further certify as follows:

1.               I have conducted, or caused to be conducted under my supervision, a review of the Servicer during the preceding period from September 10, 2003 through December 31, 2003, and its performance under the Agreement.

2.               To the best of my knowledge, following such review, the Servicer has fulfilled all its obligations under the Agreement throughout such period, and , to the best of my knowledge, there has been no default in the fulfillment of any such obligation.

AmeriCredit Financial Services, Inc.

By:	/s/ Preston A. Miller	Dated: March 29, 2004
Preston A. Miller
Chief Financial Officer and Treasurer

Schedule I

Trustee, Trust Collateral Agent

and Backup Servicer:

Wells Fargo Bank Minnesota

Sixth and Marquette Avenue

MAC N9311-161

Minneapolis MN 55479

Owner Trustee:

Bankers Trust (Delaware)

E. A. Delle Donne Corporate Center

Montgomery Building, Suite 200

Wilmington, DE 19805

Insurer:

Financial Security Assurance Inc.
350 Park Avenue
New York, NY  10022

Rating Agencies:

Moody’s Investors Service, Inc.

99 Church Street

New York, NY 10007

Standard & Poor’s Rating Services

55 Water Street

40th Floor

New York, NY 10041